UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 7, 2009
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 7, 2009, The Goldman Sachs Group, Inc. (Company) issued a press release relating to the publication by the Board of Governors of the Federal Reserve System of the results of the capital assessment of the Company pursuant to the Supervisory Capital Assessment Program, including the Company’s statement that it is highly confident that it will soon repay the government’s investment from the TARP’s Capital Purchase Program. A copy of the Company’s press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. The results of the Supervisory Capital Assessment Program (SCAP) are forward-looking statements and reflect the capital assessment determined by the Board of Governors of the Federal Reserve System to be appropriate. The Company expresses no view as to the results of the SCAP. The Company’s belief that it has met all of the requirements stipulated and that it is highly confident that it will soon repay the government’s investment from the TARP’s Capital Purchase Program is a forward-looking statement. The ability of the Company to repay this investment is subject to final approval by the Company’s regulators. For a discussion of some of the risks and important factors that could affect the Company’s future capital position, financial condition and results of operations, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being filed as part of this Report on Form 8-K:
99.1	Press release of the Company dated May 7, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)
Date: May 7, 2009	By:	/s/ Kenneth L. Josselyn
		Name:	Kenneth L. Josselyn
		Title:	Assistant Secretary

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